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                                                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                            WILD OATS MARKETS, INC.
                                        -----------------------------------------------------------------------------------------
                                                                                                            Twenty-Six  Twenty-Six
                                        Fiscal Year Ended                                                     Weeks        Weeks
                                                                                                              Ended        Ended
                                        January 1,   December 30,  December 29, December 28,  December 27,   June 26,     June 28,
                                          2000          2000          2001          2002         2003         2004         2003
                                        --------      --------      --------      --------     --------     --------     --------
EARNINGS:
   Income (loss) before income taxes    $ 17,967      $(23,580)     $(69,101)     $ 11,642     $  5,893     $  4,390     $  5,940
Add back fixed charges:
   Interest on rent expense               14,637        19,562        21,135        20,851       21,896        7,830       10,948
   Interest expense                        4,584         8,967        10,437         8,753        2,661          807        1,835
                                        --------      --------      --------      --------     --------     --------     --------
ADJUSTED EARNINGS                       $ 37,188      $  4,949      $(37,531)     $ 41,245     $ 30,436     $ 13,027     $ 18,723
                                        --------      --------      --------      --------     --------     --------     --------
TOTAL FIXED CHARGES                     $ 19,221      $ 28,529      $ 31,570      $ 29,603     $ 24,543     $  8,637     $ 12,783
                                        --------      --------      --------      --------     --------     --------     --------
RATIO OF EARNINGS TO FIXED CHARGES           1.9                                       1.4          1.2          1.4          1.5
DEFICIENCY OF EARNINGS TO FIXED CHARGES               $(23,580)     $(69,101)
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